EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-42569, 333-56631, 333-60181, 333-73321, 333-87539, 333-33674, 333-37952, 333-48338, 333-48340, 333-64016, 333-75470, 333-151202 and 333-200139) of Avid Technology, Inc. of our reports dated March 22, 2017, relating to the consolidated financial statements and the effectiveness of Avid Technology, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K of Avid Technology, Inc.

/s/ BDO USA, LLP

Boston, Massachusetts
March 22, 2017